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                       DELAWARE GROUP DECATUR FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION





                                        Delaware Group Decatur Fund, Inc., a
Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                                        FIRST:  The Corporation has authority
to issue a total of Seven Hundred Fifty Million (750,000,000) shares of common stock with a par value of One Dollar ($1.00) per share of the Corporation (the "Common Stock"), having an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000). Of such Seven Hundred Fifty Million (750,000,000) shares of Common Stock, Five Hundred Fifty Million (550,000,000) shares have been allocated to the Decatur Income Fund series of the Common Stock and Two Hundred Million (200,000,000) shares have been allocated to the Decatur Total Return Fund series of the Common Stock. The Five Hundred Fifty Million (550,000,000) shares of the Decatur Income Fund series of the Common Stock have been allocated among three classes as follows: (1) Four Hundred Fifty Million (450,000,000) shares have been allocated to the Decatur Income Fund class and
(2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Income Fund (Institutional) class and the Decatur Income Fund B Class. The Two Hundred Million (200,000,000) shares of the Decatur Total Return Fund series of the Common Stock have been allocated among three classes as follows:
(1) One Hundred Million (100,000,000) shares have been allocated to the Decatur Total Return Fund class and (2) Fifty Million (50,000,000) shares have been allocated to each of the Decatur Total Return Fund (Institutional) class and the Decatur Total Return B Class.

                                        SECOND:  The Board of Directors of the
Corporation, at a meeting held on July 20, 1995, adopted a resolution taking the following actions:

                                         1.  Classifying a fourth class of
                                         shares of the Decatur Income Fund
                                         series of the Common Stock as the
                                         Decatur Income Fund C Class (the
                                         "Income Fund C Class") and
                                         reclassifying and allocating Fifty
                                         Million (50,000,000) shares of the
                                         authorized and unissued Common Stock,
                                         previously classified and allocated to
                                         the Decatur Income Fund class of the
                                         Decatur Income Fund series of the
                                         Common Stock, to the Income Fund C
                                         Class.

                                         2.  Classifying a fourth class of
                                         shares of the Decatur Total Return
                                         Fund series of the Common Stock as the
                                         Decatur Total Return Fund C Class (the
                                         "Total Return Fund C Class") and
                                         reclassifying and allocating Fifty
                                         Million (50,000,000) shares of
                                         authorized and unissued Common Stock,
                                         previously classified and allocated to
                                         the Decatur Income Fund class of the
                                         Decatur Income Fund series of the
                                         Common Stock, to the Total Return C
                                         Class.
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                                        THIRD:  The shares of the Income Fund C
Class shall represent proportionate interests in the same portfolio of investments as the shares of the Decatur Income Fund (Institutional) class, Decatur Income Fund B Class and the Decatur Income Fund class of the Decatur Income Fund series of the Common Stock. The shares of the Income Fund C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Decatur Income Fund (Institutional) class, Decatur Income Fund B Class and the Decatur Income Fund class of the Decatur Income Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                                         1.  The dividends and distributions of
                                         investment income and capital gains
                                         with respect to shares of the Income
                                         Fund C Class shall be in such amounts
                                         as may be declared from time to time
                                         by the Board of Directors, and such
                                         dividends and distributions may vary
                                         with respect to such class from the
                                         dividends and distributions of
                                         investment income and capital gains
                                         with respect to shares of other
                                         classes of the Decatur Income Fund
                                         series of the Common Stock to reflect
                                         differing allocations of the expenses
                                         of the Corporation among the shares of
                                         such classes and any resultant
                                         difference among the net asset values
                                         per share of the shares of such
                                         classes, to such extent and for such
                                         purposes as the Board of Directors may
                                         deem appropriate.  The allocation of
                                         investment income and capital gains
                                         and expenses and liabilities of the
                                         Corporation among the four classes of
                                         the Decatur Income Fund series of the
                                         Common Stock shall be determined by
                                         the Board of Directors in a manner
                                         that is consistent with the order, as
                                         applicable, dated September 6, 1994
                                         (Investment Company Act of 1940
                                         Release No. 20529) issued by the
                                         Securities and Exchange Commission,
                                         and any amendments to such order, any
                                         future order or any Multiple Class
                                         Plan adopted by the Corporation in
                                         accordance with Rule 18f-3 under the
                                         Investment Company Act of 1940, as
                                         amended, that modifies or supersedes
                                         such order.

                                         2.  Except as may otherwise be required
                                         by law pursuant to any applicable
                                         order, rule or interpretation issued
                                         by the Securities and Exchange
                                         Commission, or otherwise, the holders
                                         of shares of the Income Fund C Class
                                         shall have (i) exclusive voting rights
                                         with respect to any matter submitted
                                         to a vote of stockholders that affects
                                         only holders of shares of the Income
                                         Fund C Class, including without
                                         limitation the provisions of any
                                         Distribution Plan adopted pursuant to
                                         Rule 12b-1 under the Investment
                                         Company Act of 1940, as amended (a
                                         "Distribution Plan") applicable to
                                         shares of the Income Fund C Class, and
                                         (ii) no voting rights with respect to
                                         the provisions of any Distribution
                                         Plan applicable to any other class of
                                         Common Stock or with regard to any
                                         other matter submitted to a vote of
                                         stockholders which does not affect
                                         holders of the shares of the Income
                                         Fund C Class.

                                         3.  The shares of the Income Fund C
                                         Class shall not automatically convert
                                         into shares of the Decatur Income Fund
                                         class of the Decatur Income Fund
                                         series of the Common Stock as do the
                                         shares of the Decatur Income Fund B
                                         Class of the Decatur Income Fund
                                         series of the Common Stock.
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                                        FOURTH:  The shares of the Total Return
Fund C Class shall represent proportionate interests in the same portfolio of investments as the shares of the Decatur Total Return Fund (Institutional) class, Decatur Total Return B Class and the Decatur Total Return Fund class of the Decatur Total Return Fund series of the Common Stock. The shares of the Total Return Fund C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Decatur Total Return Fund (Institutional) class, Decatur Total Return B Class and the Decatur Total Return Fund class of the Decatur Total Return Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                                         1.  The dividends and distributions of
                                         investment income and capital gains
                                         with respect to shares of the Total
                                         Return Fund C Class shall be in such
                                         amounts as may be declared from time
                                         to time by the Board of Directors, and
                                         such dividends and distributions may
                                         vary with respect to such class from
                                         the dividends and distributions of
                                         investment income and capital gains
                                         with respect to shares of other
                                         classes of the Decatur Total Return
                                         Fund series of the Common Stock to
                                         reflect differing allocations of the
                                         expenses of the Corporation among the
                                         shares of such classes and any
                                         resultant difference among the net
                                         asset values per share of the shares
                                         of such classes, to such extent and
                                         for such purposes as the Board of
                                         Directors may deem appropriate.  The
                                         allocation of investment income and
                                         capital gains and expenses and
                                         liabilities of the Corporation among
                                         the four classes of the Decatur Total
                                         Return Fund series of the Common Stock
                                         shall be determined by the Board of
                                         Directors in a manner that is
                                         consistent with the order, as
                                         applicable, dated September 6, 1994
                                         (Investment Company Act of 1940
                                         Release No. 20529) issued by the
                                         Securities and Exchange Commission,
                                         and any amendments to such order, any
                                         future order or any Multiple Class
                                         Plan adopted by the Corporation in
                                         accordance with Rule 18f-3 under the
                                         Investment Company Act of 1940, as
                                         amended, that modifies or supersedes
                                         such order.

                                         2.  Except as may otherwise be required
                                         by law pursuant to any applicable
                                         order, rule or interpretation issued
                                         by the Securities and Exchange
                                         Commission, or otherwise, the holders
                                         of shares of the Total Return Fund C
                                         Class shall have (i) exclusive voting
                                         rights with respect to any matter
                                         submitted to a vote of stockholders
                                         that affects only holders of shares of
                                         the Total Return Fund C Class,
                                         including without limitation the
                                         provisions of any Distribution Plan
                                         applicable to shares of the Total
                                         Return Fund C Class, and (ii) no
                                         voting rights with respect to the
                                         provisions of any Distribution Plan
                                         applicable to any other class of
                                         Common Stock or with regard to any
                                         other matter submitted to a vote of
                                         stockholders which does not affect
                                         holders of the shares of the Total
                                         Return Fund C Class.

                                         3.  The shares of the Total Return Fund
                                         C Class shall not automatically
                                         convert into shares of the Decatur
                                         Total Return Fund class of the Decatur
                                         Total Return Fund series of the Common
                                         Stock as do the shares of the Decatur
                                         Total Return B Class of the Decatur
                                         Total Return Fund series of the Common
                                         Stock.

                                         FIFTH:  The shares of the Decatur
                                         Income Fund class of the
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Decatur Income Fund series of the Common Stock reclassified as shares of the
Income Fund C Class and the Total Return Fund C Class, respectively, pursuant to these Articles Supplementary have been reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                                        SIXTH:  These Articles Supplementary
shall become effective on November 28, 1995.

                                        IN WITNESS WHEREOF, Delaware Group
Decatur Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 28th day of November, 1995.


                                         DELAWARE GROUP DECATUR FUND, INC.



                                         By:/s/George M. Chamberlain, Jr.
                                            -----------------------------
                                          George M. Chamberlain, Jr.
                                          Senior Vice President


ATTEST:



/s/Richelle S. Maestro
----------------------
Richelle S. Maestro
Assistant Secretary
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                                        THE UNDERSIGNED, Senior Vice President
of DELAWARE GROUP DECATUR FUND, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



/s/George M. Chamberlain, Jr.
-----------------------------
George M. Chamberlain, Jr.
Senior Vice President